Exhibit 99.1

June 2014 Investor Presentation

Certain statements in this presentation that are not historical fact Safe Harbor may be deemed “forward -looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and Summer intends that such forward-looking statements be subject to the safe harbor created thereby. Such forward-looking statements include statements regarding the market position of Summer; the growth prospects of Summer; anticipated sales and operating results; the development of new products; demand for Summer’s products; and Summer’s business strategy. Summer cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include the concentration of Summer’s business with retail customers; the ability of Summer to compete in its industry; Summer’s dependence on key personnel; Summer’s reliance on foreign suppliers; the costs associated with pursuing and integrating strategic acquisitions; the costs associated with protecting intellectual property; and other risks as detailed in Summer’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, and subsequent filings with the Securities and Exchange Commission. The information contained in this presentation is accurate as of the date set forth on the cover page. Summer assumes no obligation to update the information contained in this presentation. 2

Founded in 1985 Snapshot Global designer, marketer, and distributor of juvenile products in the monitors, bath & potty, safety gates, nursery, gear, feeding and furniture categories Sells to multiple channels, including large and mid-size retailers, specialty, home centers and distributors 3

Strategy for Success Invest in highly talented PEOPLE to create a more entrepreneurial culture with a sharp focus on operational excellence. Leverage in-depth industry knowledge to deliver high-quality PRODUCTS that demonstrate superior innovation capabilities. Generate greater awareness for the Summer Infant, Born Free and SwaddleMe BRANDS, particularly among first-time prenatal mothers. Strengthen relationships with suppliers, retailers and end-users to grow across all CHANNELS. 4

New and Experienced Senior Leadership Team

	Years Experience	Past Employment
Carol Bramson *Chief Executive Officer*	25+	212 Equity Management, White Cloud Nutrition, First Chicago/Banc One Equity Capital, TBG Capital, Essex Venture Partners
Paul Francese *Chief Financial Officer*	35+	OCI Enterprises, Cannondale Corporation, Pitney Bowes, FCI/Berg Electronics Group, Huffy Corporation, Litton Industries, United Technologies, General Electric
David Hemendinger *Chief Information Officer*	25+	Lifespan Inc., C.R. Bard, Inc., Davol, Inc., MicroSource, Inc., Browne & Sharpe, Inc., Oerlikon Motch, Inc., Cone Blanchard, Inc. ,CadWorks Inc.
Ken Price *President of Global Sales & Marketing*	30+	S-K Victory LLC, Jakks Pacific, Toy Max Inc.
Ken Ward *Senior Vice President, Sales & Operations Planning*	20+	Geneva Watch Group, Materion, Riddell Sports Group, AGCO Corp., Simmons Company
Jim Cartabiano *Vice President of Innovation*	30+	Milton Bradley, Playskool, Hasbro, Kids II, Blue Ridge International

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Launching Innovative Products Baby Touch® & Baby Zoom® Internet Monitors 3D lite™ ComfortMe® Wearable Blanket Pop ‘N Play 6

Implementing New Product Innovation Process Improving the quality, speed and profitability of new product projects Leveraging insight from customer and retailer partnerships to focus on the right products for development Streamlining forecasting, ordering and inventory management systems to better support demand Supporting retail partners with timely delivery of new products Striving to achieve 20% of total sales from new products by end of 2014 7

Building Core Brands Centered on three core brands Exited license agreements Focused on first-time prenatal mom “Mom group” events Expanded digital presence New e-commerce platform to support consumer relations Brand-specific marketing Public relations Social media 8

Engaging Directly with Consumers FLASH SWEEPSTAKES: Pop N Play Date: 5/30 – 6/1 Duration: 2 days # of winners: 1 • 4,964 comments/ entries • 561 shares • 2,694 people liked this post • 186,624 people saw this post (184,512 organic / 2,112 paid) • $5.00 was put towards this post to increase visibility. • 3,611 clicks on bit.ly link directing to product page http://bit.ly/1m4hWEq • Best Flash sweepstakes to date! 9

Diversifying Customer Base International Sales % of Total 20% Leverage retail relationships and distributors and suppliers in 15% Canada, UK and Australia Grow with customers globally Specialty Sales % of Total Target new customers in attractive 7% markets 5% Expand small- to mid-size specialty customer base 10

Growing Online Sales US E-Commerce Retail Sales ($US Billions) SummerInfant.com Summer Infant Internet Sales % of Total 25% 15% Source: Retail Indicators Branch, U.S. Census Bureau; last revised February 18, 2014. 11

Driving Profitable Growth Post-Turnaround ($US Millions) Expect sequential improvement in both revenue and profit going forward as a much leaner company 12

 Opportunity for margin expansion Investment Highlights Focus on high-margin products and cost containment Effective pricing strategies Strong revenue growth potential Product development Customer diversification Digital presence Leveraging strong brand Brand-specific multi-channel marketing New management team Focused on product innovation and operational excellence 13

Non-GAAP Use of Non-GAAP Financial Information Financial This presentation includes certain financial information not Metrics derived in accordance with generally accepted accounting principles (“GAAP”). This EBITDA, which is defined as income before interest and taxes plus depreciation, amortization, deal-related fees and non-cash stock option expense. Summer believes that the presentation of this non-GAAP measure provides information that is useful to investors as it indicates more assets to generate cash sufficient to pay interest on its indebtedness, meet capital expenditure and working capital requirements and otherwise meet its obligations as they become due. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with GAAP. Summer has included a reconciliation of this information to the most comparable GAAP measures in its filings with the Securities and Exchange Commission. Recipients of the presentation and other interested persons are advised to read all reports and other filings made by Summer with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and Securities Exchange Act of 1934, as amended, including, but not on Form 10-K for the year ended December 31, 2013. You can obtain a copy of any of these filings, without charge, by directing a request to Summer Infant, Inc., 1275 Park East Drive, Woonsocket, RI 02895, or on the www.sec.gov. 14

Reconciliation of Non-GAAP EBITDA Q1 Q2 Q3 Q4 Q1 2013 2013 2013 2013 2014 (amounts in thousands of US dollars) Net income (loss) $444 $(304) $(1,276) $(1,678) $189 Plus: interest expense 1,255 928 945 871 867 Plus: (benefit) provision for income taxes (125) (153) (304) (737) 96 Plus: depreciation and amortization 1,790 1,627 1,499 1,364 1393 Plus: non-cash stock-based compensation expense 178 338 213 164 254 Plus: permitted add-backs(1) 404 835 447 951 956 Adjusted EBITDA $3,946 $3,271 $1,524 $935 $3,755 1. Permitted add-backs consist of items that the Company is permitted to add-back to the calculation of consolidated EBITDA under its credit agreements. 15